UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

enherent Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pamela Fredette
Chairman, Chief Executive Officer and President
April 29, 2005
Dear enherent Stockholder:
      On behalf of your Board of Directors and management, I cordially invite you to attend the Annual Meeting of Stockholders of enherent Corp. The meeting will be held on Thursday, June 2, 2005 at 10:00 a.m. EDT, at 630 Third Avenue, 10th Floor, New York City, New York 10017-6705.
      This Notice of Annual Meeting and Proxy Statement describes the business to be transacted at the meeting and provides other information regarding enherent that you should be aware of when you vote your shares. Also enclosed is the 2004 Annual Report to Stockholders on Form 10-K.
      The primary business of the Annual Meeting will be to elect one director and to adopt the enherent Corp. 2005 Stock Option Plan.
      Your vote is important to us and therefore we want to ensure that your shares are represented at the Annual Meeting, whether or not you plan to attend. To ensure that you will be represented, we ask that you sign, date and return the enclosed proxy card or proxy voting instruction form as soon as possible. If you prefer, you may choose to vote by telephone or over the Internet. If you choose one of these forms of voting, it is not necessary for you to return your proxy card. Please vote as soon as possible.
      We look forward to seeing you at the meeting.

Sincerely,

/s/ Pamela Fredette

Pamela Fredette

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 2, 2005
To the Stockholders of enherent Corp.:
      The Annual Meeting of Stockholders of enherent Corp. (“enherent” or the “Company”) will be held at 630 Third Avenue, 10th Floor, New York, New York 10017-6705, on Thursday, June 2, 2005 at 10:00 a.m. EDT. The purpose of our Annual Meeting is to:

1. Elect one director for a three-year term as described in the accompanying proxy materials;

2. Adopt the enherent Corp. 2005 Stock Option Plan; and

3. Consider and act upon such other business as may properly come before the meeting or any adjournment thereof.
      You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record on April 12, 2005. You may revoke your proxy at any time prior to its exercise at the Annual Meeting. Our Annual Report for the fiscal year ended December 31, 2004 is enclosed.
      A complete list of our stockholders eligible to vote at the Annual Meeting will be open for examination by any stockholder, for any purpose related to the meeting, during ordinary business hours at the principal executive offices of enherent Corp., 192 Lexington Avenue, New York, New York 10016, during the ten days prior to the Annual Meeting.
      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.
By Order of the Board of Directors
/s/ Lori Stanley

Lori Stanley
Corporate Secretary
April 29, 2005

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 2, 2005
      This proxy statement and form of proxy are first being sent to stockholders on or about May 3, 2005.

QUESTIONS AND ANSWERS
What am I voting on?
      We are soliciting your vote on:

•	the election of one director to a three-year term; and

•	the adoption of the enherent Corp. 2005 Stock Option Plan.
Who is entitled to vote?
      Stockholders at the close of business on April 12, 2005 (the record date) are entitled to vote. On that date, there were 50,465,717 shares of our common stock outstanding.
How many votes do I have?
      Each share of our common stock that you owned as of the record date entitles you to one vote.
How do I vote?
      All stockholders may vote by mail. All stockholders who hold their shares in their own name and most stockholders who hold shares through a bank or broker may also vote by telephone or over the Internet as described on the enclosed proxy card. If one of these options is available to you, we strongly encourage you to use it because it is faster and less costly to us. To vote by mail, please sign, date and mail your proxy card in the postage paid envelope provided. If you attend the Annual Meeting in person and would like to vote then, we will give you a ballot. If your shares are held in the name of your broker, bank or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 12, 2005, the record date for voting.
What if I return my proxy card but do not mark it to show how I am voting?
      If you sign, date and return your proxy card, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Pamela Fredette and Lori Stanley to vote for the items discussed in these proxy materials and any other matter that is properly brought at the Annual Meeting. In such a case, your vote will be cast FOR the election of the director nominee, FOR the adoption of the enherent Corp. 2005 Stock Option Plan and FOR or AGAINST any other properly raised matters at the discretion of Ms. Fredette and Ms. Stanley.
Can I change my vote?
      You may change your vote by revoking your proxy at any time before it is exercised in one of four ways:

1. Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy;

2. Submit another proxy with a later date;

3. Vote by telephone or Internet after you have given your proxy; or

4. Vote in person at the Annual Meeting.
What does it mean if I receive more than one proxy card?
      Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards to guarantee that all of your shares are voted. If you wish to combine your shareholder accounts in the future, you should contact our transfer agent, Mellon Investor Services, LLC at (800) 857-9677. Combining accounts reduces excess printing and mailing costs, resulting in savings for us and for you as a stockholder.
What constitutes a quorum?
      The presence, in person or by proxy, of the holders of a majority of the total number of shares of our common stock issued and outstanding constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet or if you attend the Annual Meeting.
      Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have voting authority and have not received voting instructions from you (so-called “broker non-votes”) are also considered “shares present” for purposes of determining whether a quorum exists.
What vote is required to approve each proposal?
      Election of Director: The nominee who receives the most votes will be elected. If you do not want to vote your shares for the nominee, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or Internet voting.
      Adoption of the enherent Corp. 2005 Stock Option Plan: An affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote is required to approve the adoption of the enherent Corp. 2005 Stock Option Plan. An abstention will have the effect of a vote against the proposal since it is one fewer vote for approval, but a broker non-vote will have no effect.
How do I submit a stockholder proposal?
      You must submit a proposal to be included in our proxy statement for our 2006 Annual Meeting no later than December 30, 2005. Your proposal must be in writing and comply with the proxy rules of the Securities and Exchange Commission (SEC). You should send your proposal to our Corporate Secretary at 192 Lexington Avenue, New York, New York 10016.
      In addition, you may bring business before the 2006 Annual Meeting, other than a proposal included in the Proxy Statement, if you comply with the requirements specified in our bylaws. These requirements include: (i) providing written notice to our Corporate Secretary at 192 Lexington Avenue, New York, New York 10016 not earlier than March 4, 2006 nor later than April 3, 2006; and (ii) supplying the additional information listed in Article II, Section 7 of our bylaws.
How do I nominate a director for consideration at next year’s Annual Meeting?
      If you wish to recommend a nominee for director for the 2006 annual meeting, our Corporate Secretary must receive your written nomination on or before April 3, 2006 but not earlier than March 4, 2006. You should submit your proposal to the Corporate Secretary at our address on the cover of this proxy statement. Our bylaws require that you provide: (i) the name, age and business address of such nominee, (ii) the principal occupation of such nominee, (iii) a brief statement as to such nominee’s qualifications, (iv) a statement that such nominee consents to his or her nomination and will serve as a director if elected (v) whether such nominee meets the definition of an “independent” director under New York Stock Exchange listing standards and (vi) the name, address, class and number of shares of Company stock held by the nominating stockholder.
Who pays to prepare, mail and solicit the proxies?
      We will pay all of the costs of preparing, mailing and soliciting these proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.
      We have retained Mellon Investor Services, LLC to assist us in soliciting proxies for an estimated fee of $5,250 plus reasonable out-of-pocket expenses. Mellon Investor Services, LLC will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of our common stock. If so, we will supply them with additional copies of the proxy materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of our common stock.
ELECTION OF DIRECTORS
      Stockholders will elect one director at the Annual Meeting. Our Certificate of Incorporation provides for three classes of directors to be as nearly equal in number as possible, with each class serving a three-year term and with one class being elected each year. Currently, the Board of Directors is comprised of five members. The one Class III director whose term expires at the Annual Meeting is Pamela Fredette. Ms. Fredette was elected to the Board of Directors in connection with our recently completed merger with Dynax Solutions, Inc., filling a vacancy left by the February 2004 resignation of Robert Merkl as a Class III director. The Board of Directors has nominated Ms. Fredette for re-election as the Class III director. Her term, if re-elected, will expire at the Annual Meeting in 2008, or at such time as her successor is elected and qualified. Other directors will continue in office until the expiration of the terms of their classes at the Annual Meeting of Stockholders in 2006 and 2007, as the case may be.
      Your shares will be voted as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the re-election of Ms. Fredette. In the event that Ms. Fredette should become unavailable for nomination or election, the person designated as proxy will have full discretion to cast votes for another person designated by the Board of Directors, unless the Board of Directors reduces the number of directors. The nominee and continuing directors have provided the following information about themselves.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE NOMINEE FOR DIRECTOR.
Nominee to Serve Until 2008 Annual Meeting
      Pamela Fredette. Effective April 1, 2005, upon the closing of our merger with Dynax Solutions, Inc. and pursuant to the terms of the merger agreement, Ms. Fredette became Chairman of our Board of Directors, as well as our President and Chief Executive Officer. Ms. Fredette, 53, served as Dynax’s Chief Executive Officer and President, and as a director, since joining Dynax in June 2002. In February 2004, Ms. Fredette also took on the role as Dynax’s chairman of the board. From October 2000 to May 2002, Ms. Fredette served as a consultant to executive management at several technology solutions providers. From February 1999 to October 2000, Ms. Fredette served as President of The Netplex Group, Inc., a publicly traded information technology provider. From February 1993 through January 1999, Ms. Fredette was the President of the solutions division of Computer Horizons Corp., a publicly traded information technology provider. Ms. Fredette has a master’s degree in computer science from the New Jersey Institute of Technology.
Directors Continuing Until 2007 Annual Meeting
      Douglas Catalano. Prior to the April 1, 2005 closing of our merger with Dynax Solutions, Inc., Mr. Catalano, 54, was our Chairman, Chief Executive Officer and President, serving since February 2004. Mr. Catalano will continue to serve as a consultant to us until June 30, 2005. Mr. Catalano served as our Interim Chief Executive Officer from October 2003 to February 2004. Prior to joining enherent, from 1998 to 2003, Mr. Catalano was Chief Executive Officer, President and Chairman of Granitar Inc., an Internet

consulting, systems integration and systems development firm. Mr. Catalano had a 15 year career with CSC Consulting (a division of Computer Sciences Corporation) where he held various positions, including President from 1990 through 1996. He was the former President and Chief Executive Officer of Peritus Software Services, a provider of software maintenance solutions. He is also the Chairman of the Board of Granitar, Inc. Mr. Catalano graduated from Northeastern University’s College of Business Administration with a B.S. in Finance.
      Faith Griffin. Effective April 1, 2005, upon the closing of our merger with Dynax Solutions, Inc. and pursuant to the terms of the merger agreement, Ms. Griffin became a member of our Board. Ms. Griffin, 55, served as a director of Dynax since April 2003. Ms. Griffin has extensive experience in the investment banking business working in various capacities at several different investment banking firms. Since January 2004, Ms. Griffin has been a financial consultant for F. Griffin Associates, LLC. From August 2002 through December 2003, Ms. Griffin was a Managing Director of Rockwood Group, Inc. From June 2000 to August 2002, Ms. Griffin served as Managing Director for merchant banking at Josephthal Investment Corporation. Prior to joining Josephthal, Ms. Griffin was the Managing Partner at Rodman & Renshaw, Inc.
Directors Continuing Until 2006 Annual Meeting
      Thomas Minerva. Mr. Minerva, 56, served as a director of Dynax since February 2004. Since 2002, Mr. Minerva has been a consultant with TCi Consulting and Research, Inc. From 1991 to 2002, Mr. Minerva was a Senior Vice President of Operations and Systems for individual financial services at Prudential Financial. From 1988 to 1991, Mr. Minerva was a Vice President of Strategic Business Systems for American Express, Inc.
      Douglas K. Mellinger. Mr. Mellinger, 40, founded PRT Corp. of America, our predecessor, in 1989 and was CEO from its inception until June 1999. Mr. Mellinger has been a director of enherent since 1989 and was named Vice Chairman on February 10, 2004. In April 2000, Mr. Mellinger was one of the founders of Foundation Source, a philanthropic solutions company. Mr. Mellinger became Chairman of Foundation Source in April 2001 and Chief Executive Officer of Foundation Source in August 2001. As of July 1, 2003, Mr. Mellinger changed his positions in Foundation Source to Vice Chairman and Founder. Mr. Mellinger was a Partner of Interactive Capital, an investment company, between July, 2000 and August 2001. Prior to starting enherent, Mr. Mellinger was the National and International Director of the Association of Collegiate Entrepreneurs. Mr. Mellinger was the Chairman of the National Commission on Entrepreneurship in Washington, D.C. and on the Board of The Kauffman Center for Entrepreneurial Leadership. Mr. Mellinger is on the Advisory Board for the London Business School. Mr. Mellinger is the past International President of the Young Entrepreneurs’ Organization and is a member of the Young Presidents’ Organization.

OWNERSHIP OF ENHERENT CORP. COMMON STOCK
      The following table sets forth certain information regarding the beneficial ownership of enherent common stock as of April 12, 2005 by each director and nominee for director, the executive officers named in the Summary Compensation Table below and by all current directors and executive officers as a group. Except as set forth below, each of the individuals listed below has sole voting and investment power over such shares and is the owner of less than one percent of the outstanding shares of enherent common stock. The business address of each director and executive officer is: c/o enherent Corp., 192 Lexington Avenue, New York, New York 10016.
Director and Executive Officers enherent Common Stock Ownership

			Shares	Percent of
	Number of	Right to	Beneficially	Outstanding
Name of Beneficial Owner	Shares Owned	Acquire(1)	Owned(2)	Shares

Douglas A. Catalano	700,000	200,000	900,000	1.78
Pamela Fredette	1,917,950	2,608,562	4,526,512	8.53
Faith Griffin	—	127,864	127,864	*
Douglas Mellinger	1,880,290	80,000	1,960,290	3.90
James C. Minerly	—	50,000	50,000	*
Thomas Minerva	—	115,077	115,077	*
Felicia Norvell	—	75,000	75,000	*
Directors and executive officers of enherent Corp. 9 persons	4,498,240	3,514,692	8,012,932	14.84

*	less than 1%

(1)	Consists of shares subject to options currently exercisable or exercisable within 60 days of the date hereof.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. These rules require that we consider all shares of common stock that can be issued under convertible securities, warrants or options currently or within 60 days (“common stock equivalents”) to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but do not consider those securities to be outstanding for computing the percentage ownership of any other person. Each owner’s percentage is calculated by dividing the number of shares owned by that owner plus the number of shares that can be acquired (by exercise or conversion) by that owner within 60 days by the sum of the number of shares of outstanding common stock, 50,465,717, and the number of shares that owner has the right to acquire/convert within 60 days.

5% Beneficial Owners
      The following table sets forth certain information regarding the beneficial ownership of enherent common stock as of April 12, 2005 by each person or group known to enherent to beneficially own more than 5% of our outstanding common stock, other than our directors and executive officers.

	Number of		Shares	Percent
	Shares	Right to	Beneficially	of
Name and Address of Beneficial Owner(1)	Owned	Acquire	Owned(2)	Class

Tudor Investment Corporation	8,261,960	—	8,261,960	16.37
Raptor Global Portfolio Ltd.
BVI Global Portfolio Ltd.
Tudor Arbitrage Partners L.P.
Raptor Global Fund Ltd.
Raptor Global Fund L.P.
Tudor BVI Futures Ltd.
40 Rowes Wharf
Boston, MA 02110

(1)	The shares of Common Stock are owned directly by Raptor Global Portfolio Ltd. (2,420,994 shares of Common Stock), BVI Global Portfolio Ltd. (3,885,538 shares of Common Stock), Tudor Arbitrage Partners L.P. (1,193,468 shares of Common Stock), Raptor Global Fund Ltd. (169,610 shares of common stock), Raptor Global Fund Ltd (76,350 shares of Common Stock), Raptor Global Fund L.P. (121,250 shares of Common Stock) and Tudor BVI Futures Ltd. (394,750). Because Tudor Investment Corporation provides investment advisory services to the direct holders, Tudor Investment Corporation may be deemed to beneficially own the shares of Common Stock owned by each direct holder. Tudor Investment Corporation expressly disclaims such beneficial ownership. Tudor Global Trading LLC, the sole general partner of Tudor Arbitrage Partners L.P., may be deemed to beneficially own the shares of Common Stock owned by Tudor Arbitrage Partners L.P. Tudor Global Trading LLC expressly disclaims such beneficial ownership. In addition, Mr. Paul Tudor Jones II is the controlling shareholder of Tudor Investment Corporation and the indirect controlling equity holder of Tudor Global Trading LLC. Mr. Jones may be deemed to beneficially own the shares of Common Stock deemed beneficially owned by Tudor Investment Corporation and Tudor Global Trading LLC. Mr. Jones expressly disclaims such beneficial ownership.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. These rules require that we consider all shares of common stock that can be issued under convertible securities, warrants or options currently or within 60 days (“common stock equivalents”) to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but do not consider those securities to be outstanding for computing the percentage ownership of any other person. Each owner’s percentage is calculated by dividing the number of shares owned by that owner plus the number of shares that can be acquired (by exercise or conversion) by that owner within 60 days by the sum of the number of shares of outstanding common stock, 50,465,717, and the number of shares that owner has the right to acquire/convert within 60 days.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors and 10% shareholders file reports of ownership and changes of ownership of our common stock with the Securities and Exchange Commission (“SEC”). The SEC has established specific due dates, and we are required to disclose in the proxy statement any failure to file by those dates. Based on our review of copies of Section 16(a) reports that we received from insiders for their 2004 transactions, we believe that our insiders have complied with all Section 16(a) filing requirements applicable to them during 2004 with the following exceptions: a Form 4 covering Douglas Catalano’s grant of 700,000 restricted shares of our common stock was filed October 20, 2004 rather than by October 7, 2004, a Form 4 covering James Minerly’s Non-Qualified Stock Option Grant for 50,000 shares of our common stock was filed April 15, 2005 rather than by February 12, 2004 and a Form 4 covering Felicia Norvell’s grant of options to purchase 50,000 shares of our common stock was filed on December 23, 2004 rather than by February 16, 2004.
MEETINGS AND CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS
      The Board of Directors met six times during the 2004 fiscal year. In addition to meetings of the full Board, directors attended meetings of Board committees. The Board of Directors revised its Committee structure effective April 22, 2005. Prior to that date, the standing committees were the Audit, Compensation, and Nominating Committees. The Board’s Committees are now designated the Audit, Compensation, and Nominating and Governance Committees. All current directors who were also directors during 2004 attended at least 75% of the meetings of the Board of Directors and Board committees of which they were members.
      AUDIT COMMITTEE. During fiscal year 2004, the Audit Committee was comprised of Robert Forlenza and Irwin Sitkin, both of whom were “independent” as that term is defined under New York Stock Exchange listing standards. The Board of Directors determined that Mr. Forlenza was a financial expert as that term has been defined by the Securities Exchange Commission in Regulation S-K. The Audit Committee is currently comprised of Faith Griffin, Thomas Minerva and Douglas Catalano, each of whom is “independent” as that term is defined under New York Stock Exchange listing standards, except for Mr. Catalano who is our former Chairman, Chief Executive Officer and President. The Board of Directors has determined that Faith Griffin is a financial expert as that term has been defined by the Securities Exchange Commission in Regulation S-K. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of any registered public accounting firm employed by enherent (including resolution of disagreements between our management and the accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or other attest services for enherent. Any such registered public accounting firm must report directly to the Audit Committee. The Audit Committee has the ultimate authority and responsibility to evaluate and, where appropriate, replace the registered public accounting firm.
      The Audit Committee has adopted a policy that requires the advance approval of all audit, audit-related tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.
      The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee met on six occasions during the year ended December 31, 2004.
      COMPENSATION COMMITTEE. The Compensation Committee is responsible for the administration of all salary, bonus and incentive compensation plans for our officers and key employees. The Compensation Committee also administers the our Amended and Restated 1996 Stock Option Plan (the “Stock Option Plan”) and, if adopted, will administer the enherent Corp. 2005 Stock Option Plan. During 2004, the members of the Compensation Committee were Douglas Mellinger, Irwin Sitkin and Robert Forlenza, all of whom were non-employee directors. The Compensation Committee is currently comprised of Thomas Minerva, Faith Griffin and Douglas Mellinger, all of whom are non-employee directors. During 2004, the Compensation Committee met six times.
      NOMINATING & GOVERNANCE COMMITTEE. Effective as of April 22, 2005, the Nominating Committee was reconstituted as the Nominating & Governance Committee. Prior to this change, the Nominating Committee’s sole responsibility was for preparing a list of candidates to fill the expiring terms of directors on the enherent Board of Directors. The Nominating & Governance Committee continues to fill this role but also has the governance responsibilities discussed below. The Nominating & Governance

Committee submits a list of candidates to the full Board of Directors and the full Board of Directors determines which candidates will be nominated to serve on the Board of Directors. The nominees are then submitted for election at the Annual Meeting of stockholders. The Nominating & Governance Committee also submits to the entire Board of Directors a list of candidates to fill any interim vacancies on the Board resulting from the departure of a Board member for any reason prior to the expiration of his or her term. In recommending candidates for the enherent Board of Directors, the Nominating & Governance Committee keeps in mind the functions of this body, as well as any Nominating Agreements entered into by enherent Corp. The Nominating & Governance Committee considers various criteria, including the ability of the individual to meet the “independence” requirements as set forth by the New York Stock Exchange, general business experience, general financial experience, knowledge of our industry (including past industry experience), education, and demonstrated character and judgment. The Nominating & Governance Committee will consider director candidates recommended by a stockholder if the stockholder mails timely notice to our Corporate Secretary at our principal offices, which notice includes (i) the name, age and business address of such nominee, (ii) the principal occupation of such nominee, (iii) a brief statement as to such nominee’s qualifications, (iv) a statement that such nominee consents to his or her nomination and will serve as a director if elected (v) whether such nominee meets the definition of an “independent” director under standards of the New York Stock Exchange and (vi) the name, address, class and number of shares of Company stock held by the nominating stockholder. Any person nominated by a stockholder for election to the Board of Directors will be evaluated based on the same criteria as all other nominees. In addition to its previous duties, the newly constituted Nominating & Governance Committee develops and recommends to the Board of Directors, our corporate governance guidelines; leads the Board of Directors in its annual review of the Board’s performance; makes recommendations to the Board regarding the compensation of non-management directors; and makes recommendations to the Board with respect to the assignment of individual directors to various committees. The members of the Nominating Committee during 2004 were Douglas K. Mellinger and Robert Forlenza. The members of the Nominating & Governance Committee currently are Douglas Mellinger, Chair, Douglas Catalano, Pamela Fredette, Thomas Minerva. During 2004, the Nominating Committee met six times. Our Board has determined that each of the members of the Nominating & Governance Committee other than Ms. Fredette, our President and Chief Executive Officer, meets the “independence” requirements set forth by the New York Stock Exchange. The Nominating & Governance Committee Charter is attached hereto as “Annex A.”
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
      Stockholders may send written communications to the Board of Directors in care of our Corporate Secretary at 192 Lexington Avenue, New York, New York 10016. Communications from stockholders to the Board will be handled by the Corporate Secretary in the following manner:

•	Communications addressed to a specific director will be sent unopened to the director.

•	Communications marked “confidential” (or similar) but addressed non-specifically to the Board will be sent unopened by the Corporate Secretary to the Chair of the Nominating & Governance Committee.

•	All other communications will be opened by the Corporate Secretary and forwarded as follows:

1. Communications determined to relate to Company financial matters will be logged and directed to the Chair of the Audit Committee, with a copy sent to the Chair of the Nominating & Governance Committee; and

2. All other communications opened by the Corporate Secretary will be logged and directed to the Chair of the Nominating & Governance Committee.
      We currently have no policy with respect to director attendance at annual meetings.

DIRECTOR COMPENSATION
      Directors are not entitled to fees for serving on the Board of Directors or committees thereof. All directors, however, are reimbursed for travel expenses incurred in connection with attending Board and committee meetings. In addition, under the terms of our current Stock Option Plan, prior to December 1999, directors who were not our employees were automatically granted annually options to purchase up to 3,000 shares of enherent Common Stock. In December 1999, the Board of Directors approved an increase in the number of options granted to directors annually to options to purchase up to 20,000 shares of enherent Common Stock. Under our 2005 Stock Option Plan, if adopted, non-employee directors, when first elected to the Board of Directors, will be awarded an option to purchase 20,000 shares of our common stock. On the date of each Annual Meeting thereafter, each continuing non-employee director will be awarded an option to purchase an additional 20,000 shares of our common stock. In each case, the exercise price will be equal to the fair market value of our common stock on the date such option is granted.
      Effective April 1, 2005, upon the consummation of our merger with Dynax Solutions, Inc., we entered into a consulting agreement with Douglas Catalano pursuant to which he will assist our President and Chief Executive Officer, Ms. Fredette, in order to insure an orderly turnover of duties. During the term of his consulting agreement, Mr. Catalano will receive a monthly consulting fee of $15,625 for not less than 80 hours of service each month. This consulting agreement terminates on June 30, 2005.
EXECUTIVE OFFICERS
      The following table sets forth our executive officers and their ages as of April 12, 2005 (collectively, the “Management”).

Name	Age	Position with the Company

Pamela Fredette	53	Chairman, Chief Executive Officer and President, effective April 1, 2005
Douglas Catalano	54	Chairman, Chief Executive Officer and President, until April 1, 2005
Roger DiPiano	54	Chief Operating Officer, effective April 1, 2005
James C. Minerly	50	Senior Financial Officer, Controller and Treasurer, until April 1, 2005; Principal financial and accounting officer, effective April 1, 2005
Lori Stanley	39	General Counsel, Corporate Security, effective April 1, 2005
Felicia Norvell	44	General Counsel, Corporate Secretary, until April 1, 2005
David Green	45	Senior Vice President, Administration, effective April 1, 2005
      Pamela Fredette. Effective April 1, 2005, upon the closing of our merger with Dynax Solutions, Inc., Ms. Fredette became Chairman of our Board of Directors, as well as our President and Chief Executive Officer. Ms. Fredette, 53, served as Dynax’s Chief Executive Officer and President, and as a director, since joining Dynax in June 2002. In February 2004, Ms. Fredette also took on the role as Dynax’s chairman of the board. From October 2000 to May 2002, Ms. Fredette served as a consultant to executive management at several technology solutions providers. From February 1999 to October 2000, Ms. Fredette served as President of The Netplex Group, Inc., a publicly traded information technology provider. From February 1993 through January 1999, Ms. Fredette was the President of the solutions division of Computer Horizons Corp., a publicly traded information technology provider. Ms. Fredette has a master’s degree in computer science from the New Jersey Institute of Technology.
      Douglas Catalano. Prior to the April 1, 2005 closing of our merger with Dynax Solutions, Inc., Mr. Catalano, 54, was our Chairman, Chief Executive Officer and President, serving since February 2004.

Mr. Catalano will continue to serve as a consultant to us until June 30, 2005. Mr. Catalano served as our Interim Chief Executive Officer from October 2003 to February 2004. Prior to joining enherent, from 1998 to 2003, Mr. Catalano was Chief Executive Officer, President and Chairman of Granitar Inc., an Internet consulting, systems integration and systems development firm. Mr. Catalano had a 15 year career with CSC Consulting (a division of Computer Sciences Corporation) where he held various positions, including President from 1990 through 1996. He was the former President and Chief Executive Officer of Peritus Software Services, a provider of software maintenance solutions. He is also the Chairman of the Board of Granitar, Inc. Mr. Catalano graduated from Northeastern University’s College of Business Administration with a B.S. in Finance.
      Roger DiPiano. Effective April 1, 2005, upon the closing of our merger with Dynax Solutions, Inc., Roger DiPiano became our Chief Operating Officer. Mr. DiPiano, 54, has been a consultant to the Chief Executive Officer of Dynax since July 2004. Since 2002, Mr. DiPiano has also been the President of the Wedgewood Consulting Group, a privately held management consulting practice. From 1995 to 2002, Mr. DiPiano was an Executive Vice President with Computer Horizons Corp.
      James Minerly. Mr. Minerly served as our Senior Financial Officer, Controller and Treasurer since May 30, 2003. Mr. Minerly will continue to serve as our principal financial and accounting officer until May 15, 2005. Mr. Minerly joined enherent Corp. from Scientific Components Corporation, an international semiconductor manufacturer, where he served as Assistant Controller from February 2002. From January 2000 to December 2001 Mr. Minerly was assistant controller for Icon Capital Corporation, the managing general partner for a number of equipment leasing partnerships. From December 1998 to December 1999 he was Controller for Orion Telecommunications Corporation, a telecommunications start up venture. Prior to 1999 Mr. Minerly was with ITT Corporation for over 10 years, serving last as assistant controller at an electrical components manufacturing facility. In all of Mr. Minerly’s positions he has had responsibility for SEC and financial reporting, analysis and corporate accounting. Mr. Minerly received his B.S. from Fordham University in New York City in 1975.
      Lori Stanley. Effective upon our April 1, 2005 merger with Dynax Solutions, Inc., Ms. Stanley became our General Counsel and Corporate Secretary. Ms. Stanley was the General Counsel of Dynax since July 2002 and a director since September 2003. In April 2003, Ms. Stanley also took on the role of Vice President of Human Resources and Corporate Secretary. From November 2000 to June 2002, Ms. Stanley was General Counsel and Vice President of Human Resources for The A Consulting Team, Inc., a publicly traded information technology provider. From July 1999 to October 2000, Ms. Stanley was the Vice President of Legal Operations and Human Resources for The Netplex Group, Inc. From January 1997 to June 1999, Ms. Stanley was general counsel of the Solutions Division of Computer Horizons Corp. Ms. Stanley has a law degree from Seton Hall Law School.
      Felicia A. Norvell. Until our April 1, 2005 merger with Dynax Solutions, Inc., Ms. Norvell, 44, served as our General Counsel and Corporate Secretary since August 2002. Ms. Norvell served as our Staff Attorney from February 2001 until August 2002. Ms. Norvell joined enherent Corp from TimesThree Inc., a cellular location services company, where she served as Staff Attorney from November 1, 2000 to January 31, 2001. In addition to a corporate practice background, Ms. Norvell has 15 years experience as a trial attorney in several areas, including criminal defense, criminal prosecution and insurance defense. Ms. Norvell earned her bachelor’s degree in Political Science from the University of Oklahoma and her Juris Doctorate degree from the University of Oklahoma College of Law in Norman, Oklahoma.
      David Green. Effective April 1, 2005 upon our merger with Dynax Solutions, Inc., Mr. Green, 45, became our Senior Vice President of Administration. Mr. Green has been our Senior Vice President of Operations since July 2001. Prior to joining us in 2001, he had a 20-year career as a senior officer in the United States Army, serving in a variety of command and staff positions, including as a professor at the U.S. Military Academy, West Point, an Inspector General for the United States Army Initial Entry Training Center at Ft. Jackson, and as a staff member on the Joint Staff in Washington, D.C., supporting the Chairman of the Joint Chiefs of Staff. Mr. Green earned a B.A. from Davidson College in 1981 and a Masters from the Georgia Institute of Technology in 1989. He is also a 1991 graduate of the Command and General Staff College of the United States Army, a 1995 graduate of the Armed Forces Staff College, Department of Defense and a 2000 graduate of the United States Army Inspector General School.
EXECUTIVE COMPENSATION
Summary Compensation Table
      The following Summary Compensation Table sets forth information with respect to the compensation paid by us during each of the three years ended December 31, 2004, 2003 and 2002 to (i) each individual who served as Chief Executive Officer during the fiscal year ended December 31, 2004, and (ii) each of our other executive officers whose total salary and bonus exceeded $100,000 during 2004 and who were serving as executive officers as of December 31, 2004:

				Long-Term Compensation

					Number of
	Annual Compensation			Restricted	Securities
				Stock Awards	Underlying
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)	Options (#)

Douglas A. Catalano(1)	2004	248,125	125,000	63,000	200,000
Chairman, President and	2003	40,625	—	—	—
Chief Executive Officer	2002	—	—	—	—
James C. Minerly(2)	2004	105,000	21,000	—	50,000
Senior Financial Officer,	2003	65,288	—	—	—
Controller & Treasurer	2002	—	—	—	—
Felicia Norvell(3)	2004	90,000	18,000	—	50,000
Corporate Secretary &	2003	73,136	10,000	—	—
General Counsel	2002	89,000	7,500	—	50,000

(1)	Mr. Catalano’s employment began on October 15, 2003 as Interim Chief Executive Officer under an arrangement providing for payments on a per diem basis. He became Chairman, President and Chief Executive Officer on February 16, 2004 and resigned as such effective April 1, 2005. He continues to serve as a member of the Board of Directors.

(2)	Mr. Minerly’s employment began in May 2003. Mr. Minerly was named Senior Financial Officer, Controller and Treasurer effective May 30, 2003. Mr. Minerly resigned that position effective April 1, 2005, but will continue to serve as our Principal Financial and Accounting Officer until May 15, 2005.

(3)	Ms. Norvell’s employment began with us as Staff Attorney from February 1, 2001 until August 2002, when she was made Corporate Secretary & General Counsel. Effective April 1, 2005, Ms. Norvell resigned from her position with us.
Option Grants in Last Fiscal Year
      This table gives information relating to option grants to the named executive officers in 2004. The exercise price of the options is based upon the fair market value of our common stock on the date the option is granted. As the SEC requires, the calculation of potential realizable values is based on assumed annualized rates of stock price appreciation of 5% and 10% over the full 10-year term of the options. All options granted during the fiscal year vested on April 1, 2005 upon the completion of our merger with Dynax Solutions, Inc.

Option Grants In Last Fiscal Year

	Individual Grants				Potential Realizable
Value at Assumed
		% of Total			Annual Rates of
	Number of	Options			Stock Price
	Securities	Granted to	Exercise		Appreciation for
	Underlying	Employees	or Base		Option Term
	Options Granted	in Fiscal	Price	Expiration
Name	(#)	Year	($/Sh)	Date	5% ($)	10% ($)

Douglas Catalano	200,000	15	0.09	2014	11,320	28,687
James Minerly	50,000	4	0.14	2014	4,402	11,156
Felicia Norvell	50,000	4	0.14	2014	4,402	11,156
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
      The following table sets forth information concerning the exercise of stock options during the last fiscal year by each of the named executive officers and year-end values of unexercised options.

Number of
	Shares		Number of Shares Underlying	Value of Unexercised
	Acquired	Value	Unexercised Options at Fiscal	In-the-Money Options at
	on Exercise	Realized	Year End (#)	Fiscal Year-End ($)(1)
Name	(#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Douglas Catalano	700,000	63,000	50,000/150,000	$14,500/$43,500
James Minerly	—	—	16,667/33,333	$4,000/$8,000
Felicia Norvell	30,000	10,650	8,334/66,666	$1,184/$17,916

(1)	Based on the difference between the exercise price of the options and the fair-market value of our common stock on December 30, 2004, the last trading day of 2004 ($0.38).
Employment Contracts, Termination of Employment and Change-in-Control Arrangements
      Effective May 30, 2003, James C. Minerly replaced our former Chief Financial Officer, George Warman, as our Senior Financial Officer, Controller and Treasurer. Mr. Warman’s employment terminated on June 30, 2003, pursuant to the terms of his Employment Agreement. We entered into an employment agreement with Mr. Minerly (the “Minerly Agreement”) commencing on December 1, 2003. Mr. Minerly resigned as our Treasurer effective April 1, 2005. Mr. Minerly will continue to serve as our principal financial and accounting officer until May 15, 2005, at which time the Minerly Agreement will terminate.
      Under the Minerly Agreement, Mr. Minerly served as Senior Financial Officer, Controller and Treasurer earning a base salary of $105,000, with an annual target bonus opportunity of 20% of his annual base salary under a quarterly incentive award plan. The annual base salary will be reviewed annually by the President and increased (but not decreased) if the Board of Directors, in its discretion, determines such an increase to be appropriate.
      Under the Minerly Agreement, if we terminated Mr. Minerly’s employment Without Cause (as defined in the Minerly Agreement) prior to the expiration of the term of the Minerly Agreement, we would have been required to pay Mr. Minerly his salary for a period of three months. Additionally, if we terminated Mr. Minerly’s employment Without Cause, (i) any incentive stock options granted to Mr. Minerly would immediately vest and remain exercisable in accordance with the terms of our stock option plan, (ii) any non-qualified options held by Mr. Minerly that were vested at the date of termination would remain exercisable in accordance with the terms of our stock option plan and (iii) any non-qualified options held by Mr. Minerly that were not vested at the date of termination would expire.
      If Mr. Minerly’s employment were terminated by Mr. Minerly for Good Reason (as defined in the Minerly Agreement), we would have been required to pay Mr. Minerly the same amounts as would have been paid had his employment been terminated by us Without Cause. The Minerly Agreement provided that in the event of a Change in Control (as defined in the Minerly Agreement), incentive options held by

Mr. Minerly would immediately vest and remain exercisable in accordance with the terms of the Plan. All non-qualified options held by Mr. Minerly at the date of the Change in Control that were vested at that date would remain exercisable in accordance with the terms of the Plan, and all such non-qualified options that were not vested at the date of the Change in Control would expire.
      During his employment with us, Mr. Minerly has been awarded options to purchase 50,000 shares of our common stock at a strike price of $0.14.
      Effective October 15, 2003, Douglas A. Catalano was named our interim CEO. Pursuant to the terms of Mr. Catalano’s interim appointment, he earned $1,250 per day. Effective February 16, 2004, we entered into an employment agreement with Mr. Catalano (the “Catalano Agreement”) for a three year term commencing February 16, 2003. Under the Catalano Agreement, Mr. Catalano served as Chairman, President and Chief Executive Officer, earning a base salary of $250,000, with a quarterly target bonus opportunity of $20,000 and a year end performance bonus opportunity of $45,000. Mr. Catalano resigned as an officer effective April 1, 2005, but will remain as a member of the Board of Directors. In addition, effective April 1, 2005, we entered into a consulting agreement with Mr. Catalano pursuant to which he will assist Ms. Fredette in her capacity as Chief Executive Officer in order to insure an orderly turnover of duties. During the term of his consulting agreement, Mr. Catalano will receive a monthly consulting fee of $15,625 for 80 hours of service each month. This consulting agreement terminates on June 30, 2005.
      During his employment with us, Mr. Catalano was awarded options to purchase 900,000 shares of our common stock, the exercise prices of which were 400,000 shares at $0.08 per share and 500,000 shares at $0.14 per share. However, under the terms of our 1996 Stock Option Plan no participant may receive an award or awards of options covering in excess of 200,000 shares of our common stock in any plan year. In order to rectify the inconsistency between the February and April option grants to purchase an aggregate amount of 900,000 shares of our common stock and the 200,000 share limitation provided for in our stock option plan, our Compensation Committee, on October 5, 2004, approved a restructure of Mr. Catalano’s equity compensation as follows:

•	The option agreement related to the April option to purchase 400,000 shares of our common stock was amended and restated to constitute an option to purchase 200,000 shares of our common stock;

•	All other stock options held by Mr. Catalano were cancelled; and

•	Mr. Catalano received a grant of 700,000 restricted shares of our common stock.
      The options and restricted stock now held by Mr. Catalano vested upon the completion of our merger with Dynax Solutions, Inc. We have agreed to file a shelf registration statement to register the resale of shares of our common stock issued on the conversion or disposition of the restricted shares of our common stock held by Mr. Catalano.
      Effective April 1, 2005, upon consummation of our merger with Dynax Solutions, Inc., we entered into an employment contract with Roger DiPiano pursuant to which he will serve as our Chief Operating Officer. Pursuant to the terms of his employment contract, Mr. DiPiano will receive an annual base salary of $175,000 for his services as chief operating officer. We may, in our discretion, change the base salary during the term of the employment agreement for legitimate business reasons. As Chief Operating Officer, he will provide leadership and day-to-day management of our operational and financial activities and goals. The Chief Operating Officer will also be responsible for monitoring and overseeing all financial and operational activities, including: client profitability; consultant profitability; project profitability; and revenue recognition. The employment agreement provides for an annual performance bonus based on personal and company goals to be determined by us. Mr. DiPiano’s period of employment commenced as of April 1, 2005 and will continue until the April 1, 2006, subject to automatic annual renewal in order to maintain a one year term unless either party delivers to the other written notice of non-renewal at least 30 days before the annual anniversary of the effective date.
      In the event that we terminate Mr. DiPiano’s employment without “cause” or Mr. DiPiano terminates his employment for “good reason” (“cause” and “good reason” are defined in the employment agreement), we will be required to make a severance payment to Mr. DiPiano equal to six months of his base salary; provided however, no severance payment shall be due if we decide not to renew his employment. In addition, Mr. DiPiano will be prohibited from competing with us or soliciting our employees within the geographic area set forth in his employment agreement for a period of one year after the date of termination of his employment for any reason.
      Effective April 1, 2005, upon the consummation of the merger we entered into an employment agreement with Lori Stanley pursuant to which she became our Corporate Secretary and General Counsel. Pursuant to the terms of her employment agreement, Ms. Stanley will receive an annual base salary of $175,000. The employment agreement provides for an annual performance bonus of up to ten percent of her base salary based on personal and company goals to be determined by us. Ms. Stanley’s period of employment commenced as of April 1, 2005 and will continue until April 1, 2006, subject to automatic annual renewal unless either party delivers to the other written notice of non-renewal at least 30 days before the annual anniversary of April 1.
      In the event that Ms. Stanley’s employment is terminated by us without “cause” or by Ms. Stanley for “good reason” (“cause” and “good reason” are defined in the employment agreement), we will be required to make a severance payment to Ms. Stanley equal to six months of her base salary; provided however, no severance payment shall be due if we decide not to renew her employment. In addition, Ms. Stanley will be prohibited from competing with us or soliciting our employees within the geographic area set forth in her employment agreement for a period of one year after the date of termination of her employment for any reason.
      Also effective April 1, 2005, upon the consummation of the merger, we entered into an employment agreement with David Green pursuant to which he became our Senior Vice President, Administration. Pursuant to the terms of his employment agreement, Mr. Green will receive an annual base salary of $150,000. The employment agreement provides for an annual performance bonus of up to twenty percent of his base salary based on personal and company goals to be determined by us. Mr. Green’s period of employment commenced as of April 1, 2005 and will continue until April 1, 2006, subject to automatic annual renewal unless either party delivers to the other written notice of non-renewal at least 30 days before the annual anniversary of April 1.
      In the event that we terminate Mr. Green’s employment without “cause” or Mr. Green terminates his employment for “good reason” (“cause” and “good reason” are defined in the employment agreement), we will be required to make a severance payment to Mr. Green equal to six months of his base salary; provided however, no severance payment shall be due if we decide not to renew his employment. In addition, Mr. Green will be prohibited from competing with us or soliciting our employees within the geographic area set forth in his employment agreement for a period of one year after the date of termination of his employment for any reason.
Certain Transactions
      We had no transactions during 2004 required to be reported under this caption.
Report of Compensation Committee
      The Compensation Committee of our Board of Directors (the “Committee”), which is comprised entirely of non-employee directors, is responsible for the establishment and administration of the compensation programs for our executive officers, including our Chief Executive Officer. The Committee met six times in 2004 to address items related to the compensation and benefits of our executive officers.
Compensation Philosophy; CEO Compensation
      The Committee has adopted a compensation philosophy based on the premise that executives should receive competitive compensation determined by reference to both our performance and the individual’s contribution to that performance. Compensation plans and programs are intended to motivate and reward executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of internal business goals and to attract and retain executives whose abilities are critical to our long-term success and competitiveness.
      Our compensation programs are designed to provide executives with a competitive earnings opportunity, with earnings linked to both our short-term and long-term performance. The Committee has developed executive compensation principles to provide guidance in the design and operation of the senior management compensation plans and in the review of executive performance. Our executive compensation program consists of three key elements: (a) base salary; (b) short-term incentives (i.e., bonuses); and (c) long-term incentives (i.e., stock options).
      The Committee sets salaries at levels that it believes are competitive with salaries offered by other entities of a similar size and in similar industries.
      The Committee believes that it is important to offer members of senior management short-term incentive compensation in the form of bonuses based on performance targets for us and/or the individual. Therefore, the Chief Executive Officer and most of our senior management are entitled to receive a performance bonus based on achievement of targeted objectives. In the case of our Chief Executive Officer, we have established performance targets based on revenues, cash on hand and earnings before interest, taxes, depreciation and amortization. In 2004, the Chief Executive Officer’s annual target bonus opportunity was $125,000.
      Finally, the Committee believes that the use of stock options as long-term incentive compensation aligns the interests of senior management and our stockholders.
      The factors the Committee considered in determining the Chief Executive Officer compensation for 2004, and the compensation of our current Chief Executive Officer, are included in the preceding discussion.
      Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation to the Chief Executive Officer and the four other most highly compensated officers in excess of $1 million per year, provided, however, that certain “performance-based” compensation may be excluded from such $1 million limitation. Although neither the Chief Executive Officer nor our four other most highly compensated officers earned in excess of $1 million in fiscal year 2004 the Committee intends to structure future annual cash bonus awards and stock option grants under the 2005 Stock Option Plan, if adopted, in a manner designed to make such awards “performance-based” compensation to the extent practicable.
Thomas Minerva, Chair of the Compensation Committee
Faith Griffin, Member of the Compensation Committee
Douglas Mellinger, Member of the Compensation Committee
Compensation Committee Interlocks and Insider Participation
      During 2004, the Compensation Committee was composed of Douglas Mellinger, Robert Forlenza and Irwin J. Sitkin, none of whom were employees or current officers of enherent. Mr. Mellinger was our Chief Executive Officer until June 1999. The current Compensation Committee consists of Thomas Minerva, Faith Griffin and Douglas Mellinger, all of whom are non-employee directors effective as of April 1, 2005. During the year ended December 31, 2004, none of our executive officers served as a director, or on the compensation committee, of any other entity where any of that entity’s executive officers served on either our Compensation Committee or our Board.

PERFORMANCE GRAPH
      The following graph compares the cumulative total stockholder return on our common stock, including reinvestment of dividends for the five years ending December 31, 2004, with the cumulative total return of the Russell 2000 index and a peer group index assuming an investment of $100 for the five years ending December 31, 2004.
      THE FOLLOWING GRAPH IS PRESENTED IN ACCORDANCE WITH SECURITIES AND EXCHANGE COMMISSION REQUIREMENTS. STOCKHOLDERS ARE CAUTIONED AGAINST DRAWING ANY CONCLUSIONS FROM THE DATA CONTAINED THEREIN, AS PAST RESULTS ARE NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. THIS GRAPH IN NO WAY REFLECTS ENHERENT’S FORECAST OF FUTURE FINANCIAL PERFORMANCE.
Comparison of Cumulative Total Return Since Publicly Traded
DIVIDEND REINVESTED TOTAL RETURN

Company/Index Name	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004

enherent Corp.	$100	$42.88	$10.06	$4.11	$4.34	$17.37
Peer Index(1)	$100	$20.17	$21.33	$12.67	$33.05	$29.62
Russell 2000 Index	$100	$95.68	$96.66	$75.80	$110.19	$129.47

(1)	Peer Index consists of Covansys Corporation (CVNS), Computer Horizons Corp. (CHRZ), Igate Corp. (IGTEE) and Intelligroup, Inc. (ITIG.PK)
      Notwithstanding anything to the contrary set forth in any of enherent’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the foregoing Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.
ADOPTION OF 2005 STOCK INCENTIVE PLAN
      The Board of Directors approved the 2005 Stock Incentive Plan (the “Plan”), subject to its approval by our stockholders. This Plan is intended to replace the 1996 Stock Incentive Plan. The Board of Directors believes that adopting the Plan is in the best interests of stockholders.
      The Board recommends that you approve the Plan. The following summary of the Plan describes the material features of the Plan; however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Plan. The complete Plan is attached hereto as “Annex B.”
The 2005 Stock Incentive Plan Generally
      The Board approved the Plan, subject to stockholder approval, on April 22, 2005. No awards may be granted under the Plan on a date that is more than ten years after its effective date. The effective date of the Plan will be the date of the Annual Meeting, if our stockholders approve the Plan.
      Under the Plan, the Compensation Committee may grant stock-based incentives to officers, employees, directors and consultants providing services to us. Awards under the Plan may be in the form of incentive stock options, nonqualified stock options or restricted stock. Non-employee directors may only receive awards of nonqualified stock options, pursuant to a formula stated in the Plan.
Shares Available for the Plan
      The number of shares of our common stock that will be reserved for issuance under the Plan will equal 4,000,000 shares. In addition, any shares attributable to awards that are forfeited, cancelled, exchanged, surrendered or otherwise terminate or expire without a distribution of shares, will again be available for awards under the Plan.
      In the event of an extraordinary transaction or other event affecting our common stock, such as a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, sale of assets, or similar transaction or event, the Compensation Committee has the discretion to make equitable adjustments to the number of shares that can be issued under the Plan, the number of shares subject to outstanding awards and any exercise price of an award. In these circumstances the Compensation Committee also has the discretion to cancel outstanding awards in exchange for replacement awards or cash.
      The number of shares that may issue with respect to option awards under the Plan to any one participant for any calendar year may not exceed 2,000,000 shares. The number of shares of restricted stock that may be awarded to any one participant for any calendar year may not exceed 2,000,000 shares.
      We cannot determine the precise number of shares of our common stock that may be acquired under stock options that may be awarded under the plan to participants.
Plan Administration
      The Compensation Committee will administer the Plan. Subject to the specific provisions of the Plan, the Compensation Committee determines award eligibility, timing and the type, number and terms of the awards. The Compensation Committee also interprets the Plan, establishes rules and regulations under the Plan and makes all other determinations necessary or advisable for the Plan’s administration.
Stock Options
      Options under the Plan may be either “incentive stock options,” as defined under the tax laws, or nonqualified stock options; however, only employees may be granted incentive stock options. The per share exercise price may not be less than the fair market value of our common stock on the date the option is granted. The Compensation Committee may specify any period of time following the date of grant during which options are exercisable, but the term cannot be longer than ten years. Incentive stock options are subject to additional limitations relating to such things as employment status, length of exercise period, maximum value of the stock underlying the options and a required holding period for stock received upon exercise of the option.
      Upon exercise, the option holder may pay the exercise price in several ways. He or she may pay in cash, in previously acquired shares, or through a combination of the foregoing. If permitted by the Compensation Committee, the option holder may also pay the exercise price through a cashless exercise program.
Non-Employee Director Options
      At the time a non-employee director is first elected to the Board, the director is awarded an option to purchase 20,000 shares of our stock. On the date of the Annual Meeting, each continuing non-employee director is awarded an option to purchase 20,000 shares of stock, unless the director already received an option on that date as a newly elected director. These options have an exercise price equal to the fair market value of the stock on the grant date.
      Each option awarded to a non-employee director is vested and exercisable with respect to 50% of the shares awarded on the grant date of the option. The other 50% of the shares awarded become vested and exercisable on the first anniversary of the grant date, provided the non-employee director continues to serve as a non-employee member of the Board until that date. If the non-employee director ceases to be a director because of death or permanent disability, all unvested options become fully vested.
      The options have a term of ten years; however, if the non-employee director ceases to be a member of the Board, vested options expire on the earlier of three years from the date Board membership ends or the expiration of the term of the option.
Restricted Stock
      Restricted stock refers to shares of our common stock, subject to a risk of forfeiture or other restrictions on ownership for a certain period of time. During the restricted period, the holder of restricted stock may not sell or otherwise transfer the shares, but may vote the shares and will be entitled to any dividends or other distributions paid with respect to the restricted stock. Any dividends or distributions on the restricted stock made in stock or other property will be subject to the same restrictions and the underlying restricted shares. The restricted shares become freely transferable when the restriction period expires.
Performance-Based Awards
      The Compensation Committee may designate any award of restricted shares as “performance based compensation” for purposes of Section 162(m) of the Internal Revenue Code. These awards will be conditioned on the achievement of one or more performance measures based on one or any combination of the following, as selected by the committee: total shareholder return, return on equity, return on capital employed, return on invested capital, cash flow, cumulative cash flow, operating profit, gross or pre-tax profits, post-tax profits, gross or net margins, consolidated net income, economic value added, improvements in financial ratings, achievement of balance sheet or income statement objectives, market or category share or costs.
Transferability
      The recipient of an award under the Plan generally may not transfer the award other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order.

Tax Consequences
      The holder of an award granted under the Plan may be affected by certain federal income tax consequences. The following discussion of tax consequences is based on current federal tax laws and regulations and you should not consider it to be a complete description of the federal income tax consequences that apply to participants in the Plan. Accordingly, information relating to tax consequences is qualified by reference to current tax laws.
      Incentive Stock Options. There are no federal income tax consequences associated with the grant or exercise of an incentive stock option, so long as the holder of the option was our employee at all times during the period beginning on the grant date and ending on the date three months before the exercise date. The “spread” between the exercise price and the fair market value of our common stock on the exercise date, however, is an adjustment for purposes of the alternative minimum tax. A holder of incentive stock options defers income tax on the stock’s appreciation until the shares are sold.
      Upon the sale of the shares, the holder realizes a long-term capital gain (or loss) if he or she sells the shares at least two years after the grant date and has held them for at least one year. The capital gain (or loss) equals the difference between the sales price and the exercise price of the shares. If the holder disposes of the shares before the expiration of these periods, then he or she recognizes ordinary income at the time of sale (or other disqualifying disposition) equal to the lesser of (1) the gain realized on the sale and (2) the difference between the exercise price and the fair market value of the shares on the exercise date. This ordinary income is treated as compensation for tax purposes. The holder will treat any additional gain as short-term or long-term capital gain, depending on whether he or she has held the shares for at least one year from the exercise date. We are entitled to an income tax deduction to the extent that an option holder realizes ordinary income.
      Nonqualified Stock Options. There are no federal income tax consequences to us or to the recipient of a nonqualified stock option upon grant. Upon exercise, the option holder recognizes ordinary income equal to the spread between the exercise price and the fair market value of our common stock on the exercise date. This ordinary income is treated as compensation for tax purposes. The basis in shares acquired by an option holder on exercise equals the fair market value of the shares at that time. The capital gain holding period begins on the exercise date. We receive an income tax deduction upon the exercise of a nonqualified stock option in an amount equal to the spread.
      Restricted Stock. The holder of shares of restricted stock does not recognize any taxable income on the shares while they are restricted. When the restrictions lapse, the holder’s taxable income (treated as compensation) equals the fair market value of the shares. The holder may, however, elect to determine the amount of taxable income at the time of receipt of the shares by filing an election with the Internal Revenue Service within 30 days after receiving the shares. Generally, at the time the holder recognizes taxable income with respect to restricted shares, we will receive a deduction in the same amount.
      Excise Taxes. Under certain circumstances, the accelerated vesting of an award in connection with a change in control of enherent might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Internal Revenue Code. To the extent it is considered an excess parachute payment, a participant in the Plan may be subject to a 20% excise tax and we may be unable to receive a tax deduction.
Plan Amendment and Termination
      Generally, the Board of Directors may amend or terminate the Plan at any time; however, without stockholder approval the Board may not: (1) increase the number of shares of our common stock available for issuance under the Plan; (2) change the employees or class of employees eligible to participate in the Plan; or (3) materially change the terms of the Plan. In addition, if any action that the Board proposes to take will have a materially adverse effect on the rights of any participant or beneficiary under an outstanding award, then the affected participants or beneficiaries must consent to the action.

Equity Compensation Plan Information
      The following information is as of December 31, 2004:

			Number of securities
	Number of Securities to	Weighted-average	remaining available for
	be issued upon exercise	exercise price of	future issuance under
Plan Category	of outstanding options	outstanding options	plan

Equity Compensation Plans approved by security holders	1,278,015	$.72	2,583,744
Equity Compensation Plans not approved by security holders	—	—	—
Total	1,278,015	$.72	2,583,744
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ADOPTION OF THE 2005 STOCK OPTION PLAN.
INDEPENDENT PUBLIC ACCOUNTANTS
      The Board of Directors ratified the decision of the Audit Committee to select Ernst & Young LLP to serve as enherent’s independent public accountants for the year ending December 31, 2004. Ernst & Young LLP has been our independent public accountants since July 1997.
      The following table shows the fees paid or accrued by us for the audit and other services provided by Ernst & Young LLP for fiscal years 2004 and 2003.

	2004	2003

Audit services(1)	$153,846	$95,000
All other fees:
Audit-related services(2)	6,500	6,000
Tax compliance and advisory services(3)	60,300	23,000

Total all other fees(4)	—	—
Total fees	$220,646	$124,000

      Ernst & Young LLP did not render professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2004 or the fiscal year ended December 31, 2003.

(1)	Audit services of Ernst & Young LLP for 2004 and 2003 consisted of the examination of our consolidated financial statements and quarterly review of financial statements as well as statutory audits, which are required for certain international subsidiaries, services related to filings made with the Securities and Exchange Commission and other attest services.

(2)	Audit-related services include the required audit of our employee benefit plan.

(3)	Tax compliance and advisory services include assistance with the preparation of tax returns of certain of our international subsidiaries, as well as advising management as to the tax implications of certain transactions undertaken by the Company.

(4)	The Audit Committee has determined that the provision of services related to audit services, audit-related services, and tax compliance and advisory services is compatible with maintaining the principal accountant’s independence.
      The Audit Committee has reviewed and believes that the non-audit related fees are compatible with maintaining auditor independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2004 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from us and our management including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors’ independence.
      The Audit Committee discussed with the independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee held six meetings during fiscal year 2004. In reliance on the reviews and discussions referred to above, the Audit Committee determined (and the Board has ratified) that the audited financial statements were to be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.
Faith Griffin, Chair of Audit Committee
Thomas Minerva, Member of Audit Committee
Douglas Catalano, Member of Audit Committee
VOTING RESULTS OF THE ANNUAL MEETING
      We will announce the voting results at the meeting and will publish the results in our quarterly report on Form 10-Q for the second quarter of 2005. We will file that report with the Securities and Exchange Commission, and you can get a copy by contacting either our Corporate Secretary at (212) 889-7722 or the Securities and Exchange Commission at (800) SEC-0330 or www.sec.gov.
OTHER MATTERS
      As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. However, if any other matter calling for a vote of stockholders is properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters.
      A COPY OF OUR ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS BEING MAILED TOGETHER WITH THIS PROXY STATEMENT. SUCH REPORT SHOULD NOT BE CONSIDERED AS PART OF THE PROXY MATERIALS. ADDITIONAL COPIES ARE AVAILABLE AND WILL BE SENT TO ANY STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO ENHERENT CORP., 192 LEXINGTON AVENUE, NEW YORK, NEW YORK 10016, ATTENTION: LORI STANLEY, CORPORATE SECRETARY. THE ANNUAL REPORT ON FORM 10-K IS ALSO

AVAILABLE ELECTRONICALLY ON ENHERENT’S INTERNET WEBSITE AT WWW.ENHERENT.COM. OR ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

By order of the Board of Directors,

/s/ Lori Stanley

Lori Stanley
Corporate Secretary
April 29, 2005

ANNEX A
ENHERENT CORP.
NOMINATING & GOVERNANCE COMMITTEE CHARTER
Purpose
      The purpose of the Nominating & Governance Committee (the “Committee”) is to:

•	assist the Board of Directors (the “Board”) by identifying individuals qualified to become board members and to recommend to the Board the director nominees;

•	recommend to the Board nominees for each committee of the Board;

•	develop and recommend to the Board the corporate governance guidelines applicable to enherent Corp. (the “Corporation”);

•	lead the Board in its annual review of the Board’s performance; and

•	make recommendations to the Board regarding the compensation of non-management directors.
Composition of the Committee
      The Committee shall consist of a minimum of three directors and a majority of such directors shall meet the independence requirements of the New York Stock Exchange. The Chief Executive Officer shall attend meetings of the Committee whenever the Committee is meeting to consider corporate governance issues. The Committee members will be designated by the Board and may be removed by the Board in its discretion. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.
Authority and Responsibilities
      1. The Committee shall take a leadership role in identifying individuals qualified to become members of the Board and to select director nominees to be presented for shareholder approval at the annual meeting and, in the event of a vacancy on the Board, select director nominees to be presented for Board approval to fill the vacancy.
      2. The Committee shall recommend individuals as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand the Corporation’s business and willingness to devote the necessary time to Board duties.
      3. The Committee shall make recommendations to the Board regarding the size and composition of the Board.
      4. The Committee shall, from time to time and in conjunction with the Chief Executive Officer, review and propose to the Board compensation levels for the non-employee directors, including annual retainers, incentive compensation and awards under the Corporation’s stock incentive plan.
      5. The Committee shall review the Board’s committee structure and recommend to the Board for its approval directors to serve as members of each committee. The Committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed.
      6. The Committee shall have the authority to retain and terminate any search firm to assist in identifying director candidates, and to retain other outside advisors as it deems necessary or appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.
      7. The Committee shall oversee the evaluation of the Board and management.

A-1

      8. The Committee shall review and assess the adequacy of the corporate governance guidelines of the Corporation and recommend any proposed changes to the Board.
      9. The Committee shall annually review and assess the independence of the individual directors in light of the requirements of the New York Stock Exchange and recommend any changes to the Board.
      10. The Committee shall annually review and assess any questions regarding potential conflicts of interest and shall suggest any action that it deems necessary or appropriate.
      11. The Committee shall maintain procedures for interested parties to communicate directly with the non-employee members of the Board.
      12. The Committee shall report its activities to the full Board on a regular basis and make such recommendations with respect to the matters addressed in this Charter and other matters as the Committee may deem necessary or appropriate.
      13. The Committee shall review shareholder communications addressed to the Board and forwarded by the Corporate Secretary, assess any issues contained therein and suggest any action it deems necessary or appropriate to address such issues.
      14. The Committee shall review and assess the adequacy of this Charter at least annually and recommend any changes to the Board.
      15. The Committee shall annually evaluate the Committee’s own performance.
      16. The Committee shall perform such other functions as assigned by law, the Corporation’s Certificate of Incorporation or Bylaws, or the Board.
      This Charter was adopted as of April 22, 2005.

A-2

ANNEX B
enherent Corp.
2005 Stock Incentive Plan
      1. Purpose.
      The purpose of the enherent Corp. 2005 Stock Incentive Plan (the “Plan”) is to align the interests of directors, officers, other employees and consultants of enherent Corp., a Delaware corporation, (the “Company”) and its subsidiaries with those of the stockholders of the Company; to attract, motivate and retain the best available executive personnel and key employees of the Company and its subsidiaries by permitting them to acquire or increase their proprietary interest in the Company; and to reward the performance of individual officers and other employees in fulfilling their personal responsibilities for long-range achievements.
      2. Definitions.
      The following terms, as used herein, shall have the following meanings:
      (a) “Award” shall mean an Option or Restricted Stock granted pursuant to the Plan.
      (b) “Award Agreement” shall mean any written agreement, contract or other instrument or document between the Company and a Participant evidencing an Award.
      (c) “Board” shall mean the Board of Directors of the Company.
      (d) “Cause” shall mean (i) the engaging by the Participant in willful misconduct that is materially injurious to the Company, (ii) the embezzlement or misappropriation of funds or property of the Company by the Participant or the conviction of the Participant of a felony or the entrance of a plea of guilty or nolo contendere by the Participant to a felony, or (iii) the willful failure or refusal by the Participant to substantially perform his duties or responsibilities that continues after being brought to the attention of the Participant (other than any such failure resulting from the Participant’s incapacity due to disability). For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered willful unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Determination of Cause shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.
      (e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
      (f) “Committee” shall mean the committee of the Board appointed to administer the Plan which shall be comprised of at least three members who shall qualify as “non-employee directors” within the meaning of Rule 16b-3 issued under the Exchange Act and, to the extent determined advisable by the Board, as “outside directors” within the meaning of Section 162(m) of the Code.
      (g) “Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.
      (h) “Company” shall have the meaning set forth in Section 1 hereof.
      (i) “Effective Date” shall have the meaning set forth in Section 9(j) hereof.
      (j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
      (k) “Fair Market Value” of a share of Common Stock on any date shall be (A) if the Common Stock is admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Common Stock on such exchange on such date or, if none, the next earlier date on which a sale was reported, (B) if the Common Stock is admitted to quotation on the Nasdaq National Market or other comparable quotation system, Fair Market Value on any date shall be the last sale price reported for the Common Stock on such system on such date or, if none, the next earlier date on which a sale was reported, or (C) if the Common Stock is admitted to quotation on the Nasdaq Stock Market, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Common Stock on such system on such date or, if none, the next earlier date on which a sale was reported. If none of the foregoing apply, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its sole discretion pursuant to such policies as to valuation as may be adopted be the Board.
      (l) “Incentive Stock Option” shall mean an Option that meets the requirements of Section 422 of the Code, or any successor provision, and is designated by the Committee as an Incentive Stock Option.
      (m) “Non-Employee Director” shall mean a member of the Board who is not also an employee of the Company or a subsidiary.
      (n) “Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.
      (o) “Option” shall mean the right, granted pursuant to the Plan, to purchase shares of Common Stock.
      (p) “Partial Disability” shall mean that the Committee has determined, in its sole discretion, that a Participant is partially disabled.
      (q) “Participant” shall mean an officer, other employee or consultant of the Company who is selected by the Committee to participate in the Plan and a Non-Employee Directors eligible to participate in the Plan pursuant to Section 7 hereof.
      (r) “Permanent Disability” means, unless otherwise determined by the Committee, that the Participant has been determined to be disabled under the terms of a long-term disability plan maintained by the Company or subsidiaries. If the Participant is a Non-Employee Director, or is not covered by such a long-term disability plan, then permanent disability shall be determined by the Committee in its sole discretion.
      (s) “Plan” shall have the meaning set forth in Section 1 hereof.
      (t) “Plan Year” shall mean the Company’s fiscal year.
      (u) “Restricted Period” shall mean the period beginning on the date of grant of Restricted Stock and ending on the date of vesting of such stock
      (v) “Restricted Stock” shall mean shares of Common Stock transferred to the Participant which are subject to forfeiture or other restrictions established by the Committee.
      (w) “Retirement” shall mean the Participant’s termination of employment or termination of service on the Board, as applicable, by reason of retirement, as determined by the Committee in its sole discretion.
      (x) “Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.
      (y) “Ten Percent Stockholder” shall mean a Participant who, at the time an Incentive Stock Option is to be granted to such Participant, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company within the meaning of Sections 422(e) and 422(f), respectively, of the Code.
      3. Administration.
      The Plan shall be administered by the Committee. The Committee shall have the authority, in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in connection with the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Common Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, adjusted, forfeited, exchanged, or surrendered or accelerated; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Award Agreements, consistent with the terms and provisions of the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan, consistent with the terms and provisions of the Plan.
      4. Eligibility.
      Awards may be granted to officers, other employees and consultants of the Company in the sole discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. In addition, Non-Employee Directors of the Company will be granted Options solely as set forth in Section 7.
      5. Stock Subject to the Plan.
      (a) Number of Shares. The maximum number of shares of Common Stock reserved for issuance pursuant to the Plan shall be 4,000,000, subject to equitable adjustment as provided in Section 5(b) below. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Common Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.
      (b) Equitable Adjustment. In the event that an extraordinary transaction or other event or circumstance affecting the Common Stock shall occur, including, but not limited to, any dividend or other distribution (whether in the form of cash, stock or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, sale of assets or other similar transaction or event, and the Committee determines that a change or adjustment in the terms of any Award is appropriate, then the Committee may, in its sole discretion, make such equitable changes or adjustments or take any other actions that it deems necessary or appropriate (which shall be effective at such time as the Committee in its sole discretion determines), including, but not limited to (A) causing changes or adjustments to any or all of (i) the number and kind of shares of stock or other securities or property which may thereafter be issued under the Plan in connection with Awards (including Awards to Non-Employee Directors pursuant to Section 7 hereof), (ii) the number and kind of shares of stock or other securities or property issued or issuable in respect of outstanding Awards, (iii) the exercise price relating to any Award, and (iv) the limitation on Option and Restricted Stock grants pursuant to Section 6(a)(8) and Section 8(d) hereof, respectively, and (B) cancelling outstanding Awards in exchange for replacement awards or cash, it being understood that the Committee shall have the authority to cause different changes or adjustments to be made to any Awards held by Participants even if such Awards are identical and such Participants are similarly situated; further, provided, however, that with respect to Options which are intended by the Committee to remain Incentive Stock Options subsequent to any such adjustment, such adjustment shall be made in accordance with Section 424 of the Code.
      6. Stock Options.
      Each Option granted pursuant to this Section 6 shall be evidenced by an Award Agreement, in such form and containing such terms and conditions as the Committee shall from time to time approve, which Award Agreement shall comply with and be subject to the following terms and conditions, as applicable.
      (a) Stock Options

(1) Number of Shares. Each Award Agreement shall state the number of shares of Common Stock to which the Option relates.

(2) Type of Option. Each Award Agreement shall state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option. Any Option which is intended to be an Incentive Stock Option that does not satisfy the requirements of Code Section 422 shall be deemed to be a Nonqualified Stock Option.

(3) Option Exercise Price. Each Award Agreement shall state the Option exercise price, which, except as provided in Section 6(a)(7)(B) below, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant. The Option exercise price shall be subject to equitable adjustment as provided in Section 5 hereof. Unless otherwise expressly stated in the Committee resolution granting an Option, the date as of which the Committee adopts the resolution granting an Option shall be considered the day on which such Option is granted.

(4) Method and Time of Payment. The Option exercise price shall be paid in full, at the time of exercise, in cash, in shares of Common Stock having a Fair Market Value equal to such Option exercise price, in a combination of cash and Common Stock (or other consideration deemed acceptable by the Committee) or, in the sole discretion of the Committee, through a cashless exercise procedure.

(5) Term and Exercisability of Options. Each Award Agreement shall provide that each Option shall become exercisable over a period determined by the Committee in its discretion; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be not more than ten (10) years from the date of the grant of the Option, or such shorter period as is determined by the Committee. The exercise period shall be subject to earlier termination as provided in Section 6(a)(6) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Common Stock with respect to which the Option is being exercised, together with payment in full of the Option exercise price. For purposes of the preceding sentence, the date of exercise will be deemed to be the date upon which the Secretary of the Company receives both the notification and such payment.

(6) Termination. If a Participant’s employment by the Company terminates, the Committee will have the exclusive authority to determine if and for how long, and under what conditions, such Option may be exercised after such termination; provided, however, that in no event will an Option continue to be exercisable beyond the expiration date of such Option; provided, further, that if an Award is an Incentive Stock Option, such Incentive Stock Option must be exercised within ninety (90) days after any termination which is not a result of death or Permanent Disability.

(7) Incentive Stock Options. Options granted as Incentive Stock Options shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in this Section 6.

(A) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options granted under this Plan and all other plans of the Company become exercisable for the first time by each Participant during any calendar year shall not exceed $100,000.

(B) Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (x) the option exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and (y) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

(8) Maximum Grant of Options. No Plan Participant may receive an Award or Awards of Options covering in excess of 4,000,000 shares of Common Stock in any Plan Year.
      7. Non-Employee Director Options.
      Notwithstanding any other provision of the Plan to the contrary, the provisions of this Section 7 shall apply to and govern grants of Options to Non-Employee Directors. Except as set forth in this Section 7, the other provisions of the Plan shall apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Section.
      (a) General. Non-Employee Directors shall receive Nonqualified Stock Options in accordance with this Section 7. The purchase price per share of Common Stock under Options granted to Non-Employee Directors shall be the Fair Market Value of such share on the date of grant. No Award Agreement with any Non-Employee Director may alter the provisions of this Section 7 and no Option granted to a Non-Employee Director may be subject to a discretionary acceleration of exercisability or vesting.
      (b) Grants to New Non-Employee Directors. Each person who first becomes a Non-Employee Director after the Effective Date shall, at the time such director is elected and duly qualified, be granted automatically, without action by the Committee, an Option to purchase 20,000 shares of Common Stock.
      (c) Annual Grants to Continuing Directors. On the date of each annual meeting of stockholders of the Company, each continuing Non-Employee Director shall be granted automatically, without action by the Committee, an Option to purchase 20,000 shares of Common Stock, unless such Non-Employee Director received a grant pursuant to paragraph (b) above by reason of first being elected a Non-Employee Director at such annual meeting.
      (d) Vesting. Each Option granted to a Non-Employee Director shall vest and become exercisable with respect to fifty percent (50%) of the shares of Common Stock subject thereto on the date of grant thereof and fifty percent (50%) of the shares of Common Stock subject thereto on the first anniversary of the date of grant thereof, provided that such Non-Employee Director shall have continually served as such from such date of grant through and on such anniversary date. Notwithstanding the foregoing, (i) each outstanding Option shall become immediately vested and exercisable in full upon the death of the Non-Employee Director, and (ii) if the Non-Employee Director’s membership on the Board terminates by reason of Retirement, Permanent Disability or Partial Disability, any outstanding Option held by such Non-Employee Director shall vest and become exercisable on the earlier of (i) the date which is 90 days following such cessation of Board membership, or (ii) the date such Option would have vested had the Non-Employee Director continued in service on the Board. Sections 6(a)(5) and (6) hereof shall not apply to Options granted to Non-Employee Directors.
      (e) Duration. Subject to the immediately following sentence, each Option granted to a Non-Employee Director shall remain outstanding for a term of 10 years from the date of grant. Upon the cessation of a Non-Employee Director’s membership on the Board for any reason, vested Options granted to such Non-Employee Director shall expire upon the earliest to occur of (i) three (3) years from the date of such cessation of Board membership, (ii) the tenth anniversary of the date of grant of the Option, or (iii) the first anniversary of the Non-Employee Director’s death. The Committee may not provide for an extended exercise period beyond the periods set forth in this Section 7(e). Any portion of an Option that is not vested on the Non-Employee Director’s cessation of Board membership for any reason (or does not become vested by reason of such cessation of membership under paragraph (d) above) shall be permanently forfeited on the date such membership ceases.
      8. Restricted Stock.
      (a) Eligibility; Terms of Awards. The Committee shall designate the Participants to whom Restricted Stock is to be granted and the number of shares of Common Stock that are subject to each such Award, subject to such restrictions, limitations and conditions as the Committee, in its sole discretion, deems appropriate.

      (b) Restricted Period. During the Restricted Period with respect to an Award of Restricted Stock, in addition to the other terms and conditions established by the Committee, the following terms and conditions shall apply:

(1) The shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the termination of the applicable Restricted Period or for such period of time as shall be established by the Committee and as shall be specified in the Restricted Stock Agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(2) The Participant shall be treated as the owner of shares of Restricted Stock and shall have the right to vote such shares and shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock. If any such dividends or distributions are paid in shares of Common Stock or other property, such shares or property shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

(3) Each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend, in addition to such other legends as the Committee deems appropriate, including those to reflect restrictions under applicable Federal or state securities law:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the enherent Corp. 2005 Stock Incentive Plan and a Restricted Stock Agreement dated . A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of enherent Corp.”
      (c) Removal of Restrictions. Except as otherwise provided in the Plan or an Award Agreement, after the last day of the Restricted Period with respect to all or a portion of the Restricted Stock, the shares that are no longer subject to the Restricted Period shall become freely transferable by the Participant. As soon as practicable after the end of the Restricted Period, a new or additional certificate for such shares without the legend set forth in Section 8(b)(3) shall be delivered to the Participant.
      (d) Performance-Based Awards. The Committee may designate whether any Restricted Stock Award granted to a Participant is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m). The performance measures shall be based on any one or more of the following, as selected by the Committee: total shareholder return, return on equity, return on capital employed, return on invested capital, cash flow, cumulative cash flow, operating profit, gross or pre-tax profits, post-tax profits, gross or net margins, consolidated net income, economic value added, improvements in financial ratings, achievement of balance sheet or income statement objectives, market or category share or costs. For Restricted Stock Awards that are intended to be performance-based compensation, the grant of the Award and the establishment of the performance measures shall be made during the period required under Code Section 162(m). The payout of any such Restricted Stock Award to a “covered employee” (within the meaning of Code Section 162(m)) may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee. The number of shares of Common Stock which may be issued in any fiscal year with respect to Restricted Stock that is intended to performance-based compensation under this Section 8(d) shall not exceed 2,000,000 shares.
      9. General Provisions.
      (a) Compliance with Legal Requirements. The Plan and the granting and exercising of Awards, and the other obligations of the Company under the Plan and any Award Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental authority or agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Common Stock under any Award as the Company may consider appropriate and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules and regulations.
      (b) Nontransferability. Awards shall not be transferable by a Participant other than by will or the laws of descent and distribution, and Options shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however Awards may be transferred pursuant to a domestic relations order awarding benefits to an “alternate payee” (within the meaning of Code Section 414(p)(8)) that the Committee determines satisfies the criteria set forth in paragraphs (1), (2), and (3) of Code Section 414(p).
      (c) No Right To Continued Employment. Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant’s employment.
      (d) Withholding Taxes. Where a Participant or other person is entitled to receive shares of Common Stock pursuant to the exercise of an Option or is otherwise entitled to receive shares of Common Stock or cash pursuant to an Award hereunder, the Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes which the Company may be required to withhold before delivery to such Participant or other person of cash or a certificate or certificates representing such shares.
      Unless otherwise prohibited by the Committee or by applicable law, a Participant may satisfy any such withholding tax obligation by any of the following methods, or by a combination of such methods: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares of Common Stock or cash otherwise payable to such Participant (1) one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation, or (2) cash in an amount less than or equal to the amount of the total withholding tax obligation; or (c) delivering to the Company previously acquired shares of Common Stock (none of which shares may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation.
      (e) Amendment and Termination of the Plan. The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that no amendment shall materially adversely affect the rights of any Participant under any Award previously granted under the Plan without such Participant’s consent; provided further that any amendment that (i) increases the total number of shares reserved for the Plan (except as provided in Section 5(b) with respect to equitable adjustments), (ii) changes the employees or class of employees eligible to participate in the Plan, or (iii) materially (within the meaning of rules of NASD) changes the terms of the Plan, shall not be effective without the approval of the Company’s stockholders. The power to grant Options under the Plan will automatically terminate on the tenth anniversary of the date the Plan is approved by the Company’s stockholders. If the Plan is terminated, any unexercised Option shall continue to be exercisable in accordance with its terms and the terms of the Plan in effect immediately prior to such termination.
      (f) Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares of Common Stock covered by any Award until the date of the issuance of a certificate to him or her for such shares.
      (g) Unfunded Status of Awards. The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.
      (h) No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
      (i) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.
      (j) Effective Date. The “Effective Date” of this Plan shall be the date it is approved by the Company’s stockholders.
      (k) Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the grantee’s beneficiary.

PROXY/VOTING INSTRUCTION CARD

This Proxy is solicited on behalf of the Board of Directors of enherent Corp.
For the Annual Meeting of Stockholders on June 2, 2005.

The undersigned hereby authorizes Pamela Fredette and Lori Stanley, and each or any of them with power to appoint his substitute, to vote as Proxy for the undersigned at the Special Meeting of Stockholders to be held at 630 Third Avenue, 10th Floor, New York City, New York 10017-6705, on Thursday, June 2, 2005 at 10:00 a.m. EDT, or any adjournment or postponement thereof, the number of shares which the undersigned would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where the undersigned does not specify a choice.

CAUTION! PLEASE DO NOT FOLD, STAPLE, OR TEAR THIS CARD

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

		FOR	WITHHOLD
AUTHORITY
1.	Election of Director	☐	☐
Nominee:

01 Pamela Fredette

		FOR	AGAINST	ABSTAIN
2.	Approve and adopt the enherent Corp. 2005 Stock Option Plan	☐	☐	☐

3.	In their discretion, the Proxies are authorized vote upon such other business as may properly come before the meeting or any adjournment thereof.

Check here if you:
- plan to attend the Annual Meeting	☐

Dated: , 2005

Signature

Signature

Please sign name exactly as it appears on this card. Joint owners should each sign. Attorneys, trustees, executors, administrators, custodians, guardians or corporate officers should give full title.

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
VOTES MUST BE INDICATED [X] IN BLACK OR BLUE INK.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time
The day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/enht Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
You do NOT need to mail back your proxy card.